UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2022
EVOQUA WATER TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38272	46-4132761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue
Pittsburgh,	Pennsylvania	15222
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (724) 772-0044
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AQUA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2022, the Board of Directors (the “Board”) of Evoqua Water Technologies Corp. (the “Company”) approved (i) an increase in the size of the Board from eight to nine directors and an increase in the number of Class III directors from two to three directors, effective March 1, 2022, and (ii) the election of Julia (Julie) Sloat as a Class III director to fill the resulting vacancy, effective March 1, 2022.

Ms. Sloat will serve as a Class III director for the term expiring on the date of the Company’s 2024 Annual Meeting of Stockholders and until her successor has been elected and qualified, or until her death, resignation, retirement, disqualification or removal from office. Ms. Sloat has been appointed to serve as a member of the Audit Committee.

Ms. Sloat has served as Executive Vice President and Chief Financial Officer of American Electric Power Company, Inc. (“AEP”), an electric public utility holding company, since 2021. Prior to serving in this role, Ms. Sloat served in other leadership positions for AEP and its utility operating subsidiary, AEP Ohio, including roles as Senior Vice President - Treasury and Risk of AEP (2019 to 2020), President and Chief Operating Officer of AEP Ohio (2016 to 2018), Senior Vice President and Treasurer of AEP (2013 to 2016), and Vice President – Regulatory Case Management of AEP (2009 to 2012). From 2008 to 2009, Ms. Sloat served as Vice President – Corporate Finance and Investor Relations, at Tween Brands, Inc., which operated specialty retail brands for girls aged 7 to 14. From 1999 to 2008, Ms. Sloat held investor relations positions with increasing responsibility at AEP, serving as Treasurer and Vice President – Investor Relations, immediately before joining Tween Brands, Inc. She earned a Master of Business Administration degree and a Bachelor of Science degree in Business Administration with a double major in Finance and Economics from The Ohio State University.

There are no arrangements or understandings between Ms. Sloat and any other persons pursuant to which she was selected as a director of the Company. Ms. Sloat does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Ms. Sloat will participate in the Company’s non-employee director compensation program, which includes an annual cash retainer of $85,000 and an annual equity grant of $125,000 in restricted stock units (“RSUs”) awarded under the Amended and Restated Evoqua Water Technologies Corp. 2017 Equity Incentive Plan. Ms. Sloat will receive a pro-rated annual cash retainer and a pro-rated grant of RSUs for her service beginning on March 1, 2022. The grant date of the RSUs will be March 1, 2022, and the RSUs will vest on the first anniversary of the grant date, subject to the terms of the award agreement. Ms. Sloat will be eligible to participate in the Evoqua Water Technologies Corp. Deferred Compensation Plan for Non-Employee Directors. The Company also entered into its standard form of indemnification agreement with Ms. Sloat in connection with her election to the Board.

A copy of the press release announcing the election of Ms. Sloat to the Board is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release "Evoqua Water Technologies Appoints Julia Sloat to its Board of Directors" dated March 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 1, 2022		EVOQUA WATER TECHNOLOGIES CORP.

		By:	/s/ Benedict J. Stas
Benedict J. Stas
Executive Vice President, Chief Financial Officer & Treasurer